Exhibit 99.1

Australian Disclosure Matters For FY 2025

Principal Stockholders and Management

The following table provides certain information regarding the ownership of our common stock (including our CDIs), as of January 26, 2026 by each person or group of affiliated persons known to us to be the beneficial owner of more than 5% of our common stock (including our CDIs); each of our named executive officers; each of our Directors; and all of our named executive officers and Directors as a group. The table also sets out the names of all persons (to the best of the Company's knowledge) who have disclosed pursuant to the Corporations Act 2001 (Cth) that they are “substantial shareholders” of the Company and carry 5% or more of the voting rights attached to the issued securities of the Company.

Unless otherwise indicated in the table or the related notes, the address for each person named in the table is c/o AVITA Medical, Inc., 28159 Avenue Stanford Suite 220, Valencia, CA 91355.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)
	Directors and named executive officers:
Common Stock	Jan Stern Reed	74,765	(3)	*
Common Stock	Professor Suzanne Crowe	65,763	(4)	*
Common Stock	Jeremy Curnock Cook	58,665	(5)	*
Common Stock	Robert McNamara	97,161	(6)	*
Common Stock	Dr. Michael Tarnoff	-		*
Common Stock	Joe Woody	-		*
Common Stock	Cary Vance	46,161	(7)	*
Common Stock	David O'Toole	264,991	(8)	*
Common Stock	Nicole Kelsey	71,667	(9)	*
	All executive officers and directors as a group (9 persons)	679,173		2.22%

* Represents beneficial ownership of less than 1% of the outstanding common stock.

(1)
Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(2)
Percentage of ownership is based on 30,571,662 shares of our common stock issued and outstanding as of January 26, 2026 (including common stock represented by CDIs). Common stock subject to options or RSUs exercisable within 60 days of January 26, 2026 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or RSUs but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(3)
Reflects 51,011 shares of common stock, and 23,754 shares of stock options to acquire 23,754 shares of our common stock exercisable within 60 days of January 26, 2026.
(4)
Reflects 42,336 shares of common stock, 22,990 CDIs, which represent 4,598 shares of our common stock, and 18,829 shares of stock options to acquire 18,829 shares of our common stock exercisable within 60 days of January 26, 2026.
(5)
Reflects 39,836 shares of common stock, and 18,829 shares of stock options to acquire 18,829 shares of our common stock exercisable within 60 days of January 26, 2026.
(6)
Reflects 83,313 shares of common stock and 13,848 shares of stock options to acquire 13,848 shares of our common stock exercisable within 60 days of January 26, 2026.
(7)
Reflects 32,313 shares of common stock and 13,848 shares of stock options to acquire 13,848 shares of our common stock exercisable within 60 days of January 26, 2026.
(8)
Reflects 31,657 shares of common stock and 233,334 shares of stock options to acquire 233,334 shares of our common stock exercisable within 60 days of January 26, 2026.
(9)
Reflects 71,667 shares of stock options to acquire 71,667 shares of our common stock exercisable within 60 days of January 26, 2026.

Jurisdiction of incorporation and restrictions on the acquisition of securities

The Company is incorporated in the State of Delaware in the United States of America. As a foreign company listed on the ASX, the Company is not subject to Chapters 6, 6A, 6B and 6C of the Corporations Act 2001 (Cth) dealing with the acquisition of its shares (including substantial holdings and takeovers).

Under the Delaware General Corporation Law, the Company’s shares are generally freely transferable, subject to restrictions imposed by United States federal or state securities laws, by the Company’s certificate of incorporation or bylaws or by an agreement signed with the holders of shares on issue. The Company’s certificate of incorporation and bylaws do not impose any specific

Exhibit 99.1

restrictions on the transfer of its shares. However, provisions of the Delaware General Corporation Law, the Company’s certificate of incorporation and the Company’s bylaws could make it more difficult to acquire the Company by means of a tender offer (takeover), a proxy contest or otherwise, or to remove incumbent officers and directors of the Company. These provisions could discourage certain types of coercive takeover practices and takeover bids that the Company’s Board of Directors may consider inadequate and encourage persons seeking to acquire control of the Company to first negotiate with the Board of Directors.

Australian Corporate Governance Statement

The Board of Directors and employees of the Company are committed to developing, promoting and maintaining a strong culture of good corporate governance and ethical conduct. The Board of Directors confirm that the Company’s corporate governance framework is generally consistent with the Australian Governance Principles. The Corporate Governance Statement sets out the Australian Governance Principles and the Company’s response as to how and whether it follows its recommendations. Where the Company’s practices depart from a recommendation, the Company has disclosed in the Corporate Governance Statement the departure along with reasons for the adoption of its own practices. The Company’s most recent Corporate Governance Statement, dated November 5, 2025 and approved by the Board of Directors remains accurate as of the date of this Annual Report on Form 10-K.The Company’s Corporate Governance Statement is located on our website at https://ir.avitamedical.com/corporate-governance.

Issued Capital

As of January 26, 2026, the Company’s issued share capital was as follows:

•
30,571,662 shares of common stock, of which:
•
12,971,846 shares of common stock were held by 4 stockholders of record quoted on Nasdaq; and
•
17,599,816 shares of common stock were held by CHESS Depositary Nominees Pty Limited (“Authorized Nominee”) (on behalf of 18,051 CDI securityholders) representing 87,999,080 CDIs quoted on ASX.

As of January 26, 2026, the following unquoted securities were on issue, which entitle the holders of those securities, upon vesting of their conversion rights, to be issued shares of common stock (including in certain cases in the form of CDIs) of the Company:

•
the equivalent of 4,531,655 unquoted options held amongst 121 option holders. Specifically:
•
the equivalent of 15,330 options are on issue to Mr. Cary Vance, Interim CEO;
•
the equivalent of 4,516,325 options were granted (and are on issue) to 120 employees and directors of the Company under Avita Australia's 2016 Equity Incentive Plan and 2020 Equity Incentive Plan, the Company’s 2020 Omnibus Incentive Plan Amended and Restated, and the Company's 2021, 2022, 2023, 2024, and 2025 AGM Awards; and
•
the equivalent of 3,458 RSUs held by 1 employees of the Company under the Company's 2024 AGM Awards.

As of January 26, 2026, the Company does not have any restricted securities that are on issue or any securities subject to voluntary escrow that are on issue.

Voting Rights

The Company’s bylaws provide that each stockholder has one vote for every share of common stock entitled to vote held of record by such stockholder. If holders of CDIs wish to attend and vote at the Company’s general meetings, they will be able to do so, provided, in case of voting, that the relevant steps as set out below are complied with by the CDI holder. Under the ASX Listing Rules and ASX Settlement Operating Rules, the Company must allow CDI holders to attend any meeting of the holders of the underlying securities, unless relevant United States laws at the time of the meeting prevent CDI holders from attending those meetings.

In order to vote at such meetings, CDI holders have the following options:

•
instruct the Authorized Nominee (as the legal owner of the shares of common stock) to vote the common stock represented by their CDIs in a particular manner. A voting instruction form will be sent to CDI holders with the notice of meeting or proxy statement for the meeting and that instruction form must be completed and returned to the Company’s registry prior to the record date fixed for the relevant meeting (“CDI Voting Instruction Receipt Time”), which is notified to the CDI holder in the voting instructions included in the notice of meeting; or
•
inform the Company that they wish to nominate themselves or a third party to be appointed as the Authorized Nominee’s proxy with respect to their common stock underlying their CDIs for the purposes of attending and voting at the meeting. The instruction form must be completed and returned to the Company’s registry prior to the CDI Voting Instruction Receipt Time.

Alternatively, a CDI holder can convert their CDIs into a holding of common stock and vote those shares of common stock at a meeting of stockholders. Such a conversion must be undertaken prior to the record date fixed by the Company’s Board of Directors

Exhibit 99.1

for determining the entitlement of stockholders to attend and vote at the meeting. However, if the former CDI holder later wishes to sell their investment on the ASX, it would be necessary to convert those shares of common stock back to CDIs.

As CDI holders will not appear on the Company’s register as the legal holders of the underlying common stock, they will not be entitled to vote at a stockholder meeting unless one of the above steps is undertaken. As each CDI represents 1/5 of a share of common stock, if the CDI holder takes one of the steps noted above to allow it to vote at a stockholder meeting, the CDI holder will be entitled to one vote for every five CDIs it holds.

Holders of options, warrants and RSUs are not entitled to vote at the Company's general meetings.

Substantial Stockholders

The information required in relation to the substantial shareholders of the Company is included in this Annual Report at Item 12 of Part III.

Distribution of Common Stock and CDI Holders as of January 26, 2026

Below is a distribution schedule of the number of holders of common stock and CDIs, categorized by the size of their holdings, based on the Company’s registers as of January 26, 2026.

	Common Stock
	Number of Holders of Record	Shares of common stock	Percentage of total common stock ownership (1)
1 - 1,000	1	20	0.00%
1,001 - 5,000	-	-
5,001 - 10,000	-	-
10,001 - 100,000	1	56,944	0.19%
100,001 - and over	1	12,971,826	42.43%
	3	13,028,790
(1)
Percentage of ownership is based on 30,571,662 shares of our common stock issued and outstanding as of January 26, 2026 (including common stock represented by CDIs).

	CDIs
	Number of Holders	Number of common stock equivalents (CDIs divided by 5) (1)	Percentage of total common stock ownership (2)
1 - 1,000	10,845	770,685	2.52%
1,001 - 5,000	4,571	2,271,242	7.43%
5,001 - 10,000	1,210	1,858,734	6.08%
10,001 - 100,000	1,334	7,177,985	23.48%
100,001 - and over	91	5,521,170	18.06%
	18,051	17,599,816
(1)
Assuming all CDIs are held as common stock of the Company, with 5 CDIs representing a beneficial ownership interest in one share of common stock of the Company.
(2)
Percentage of ownership is based on 30,493,411 shares of our common stock issued and outstanding as of January 26, 2026 (including common stock represented by CDIs).

The number of holders holding less than a marketable parcel of securities

The number of stockholders and/or CDI holders holding less than a marketable parcel of shares of common stock and/or CDIs (where a “marketable parcel” means a parcel of securities worth at least A$500, pursuant to the ASX Operating Rules) as of January 26, 2026 was as follows:

•
6,744 holders of less than a marketable parcel of CDIs.
•
No common stockholders owning less than a marketable parcel of shares of common stock.

Buy-back of securities

Exhibit 99.1

There is no current on-market buy-back of our securities.

Twenty Largest Holders as of January 26, 2026

Below are statements of the 20 largest stockholders and CDI holders, and the number and percentage of issued common stock held by those holders, based on the Company’s registers as of January 26, 2026 (assuming all CDIs are held as common stock of the Company, with 5 CDIs representing a beneficial ownership interest in one share of common stock of the Company).

Common Stock
Rank	Name	Shares of common stock	Percentage of total common stock outstanding (1)
1	CEDE & CO	30,514,698	99.81%
2	ARLENE O E PERRY	56,944	0.19%
3	GARY L ORLOFF	20	0.00%
	Total	30,571,662

(1) Percentage of ownership is based on 30,571,662 shares of our common stock issued and outstanding as of January 26, 2026 (including common stock represented by CDIs).

Exhibit 99.1

CDIs
Rank	Name	Number of Common stock equivalents (CDIs divided by 5) (1)	Percentage of total common stock outstanding (2)
1	CITICORP NOMINEES PTY LIMITED	573,756	1.88%
2	UBS NOMINEES PTY LTD	496,744	1.62%
3	BNP PARIBAS NOMINEES PTY LTD <HUB24 CUSTODIAL SERV LTD>	427,651	1.40%
4	HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED	230,303	0.75%
5	L & Y SMSF HOLDINGS PTY LTD <L & Y FAMILY SUPER FUND A/C>	198,000	0.65%
6	MR EVAN PHILIP CLUCAS + MS LEANNE JANE WESTON <KURANGA NURSERY SUPER A/C>	183,609	0.60%
7	BNP PARIBAS NOMINEES PTY LTD <IB AU NOMS RETAILCLIENT>	136,659	0.45%
8	MR DAVID ANTHONY DEELEN	115,022	0.38%
9	BNP PARIBAS NOMINEES PTY LTD <CLEARSTREAM>	112,741	0.37%
10	MR CHI-NAN CHEN + MRS JUI-LAIN TENG <THE CHEN SUPERANNUATION A/C>	88,407	0.29%
11	J P MORGAN NOMINEES AUSTRALIA PTY LIMITED	85,011	0.28%
12	SWETHA INTERNATIONAL PTY LTD	83,244	0.27%
13	NETWEALTH INVESTMENTS LIMITED <WRAP SERVICES A/C>	77,139	0.25%
14	FINCLEAR SERVICES PTY LTD <SUPERHERO SECURITIES A/C>	72,427	0.24%
15	DR GIRISH SRICANT TALAULIKAR + DR DIPTI TALAULIKAR	71,000	0.23%
16	IOOF INVESTMENT SERVICES LIMITED <IPS SUPERFUND A/C>	65,564	0.21%
17	BNP PARIBAS NOMS PTY LTD	63,378	0.21%
18	MR ANDRE WALL ELLIS + MRS OLIVIA LOUISE ELLIS	60,000	0.20%
19	DR DONALD LIU + MRS WENDY YAO <LIU-YAO FAMILY S/F A/C>	60,000	0.20%
20	MRS ARLENE PERRY	60,000	0.20%
	Total	3,260,655
	Remaining CDI Holders	14,339,161
	Total common stock held with CDI shares	17,599,816

(1)
Assuming all CDIs are held as shares of common stock of the Company, with 5 CDIs representing a beneficial ownership interest in one share of common stock in the Company.
(2)
Percentage of ownership is based on 30,571,662 shares of our common stock issued and outstanding as of January 26, 2026 (including common stock represented by CDIs).

General Information

The name of our Secretary is Nicole Kelsey.

The Company’s ASX liaison officer who is responsible for communications with the ASX is Mark Licciardo.

The complete mailing address, including zip code, of our principal executive office is 28159 Avenue Stanford, Suite 220, Valencia, CA 91355, USA. The telephone number is +1(661) 367-9170.

The address of our registered office in Australia is c/o Acclime Ltd (formerly Merton’s Corporate Services), Level 7, 330 Collins Street, Melbourne VIC 3000, Australia and our telephone number there is +61 3 8689 9997.

Exhibit 99.1

Registers of securities are held as follows:

•
for CDIs in Australia at Computershare Investor Services Pty Limited, Level 2, 45 St Georges Terrace, Perth WA 6000 Australia, Investor Enquiries +61 8 9323 2000 (within Australia) +61 3 9415 4677 (outside Australia); and
•
for common stock in the United States at Computershare Investor Services, 250 Royall Street, Canton, MA 02021 USA, Tel: +1 866-644-4127.

Application of funds

The Company advises that it has used the cash and assets in a form readily convertible to cash that it had at the time of the Company’s admission to the Official List of ASX in a way that is consistent with its business objectives.